NEWS RELEASE

Current Technology’s Celevoke Appoints The Real Security Company GPS Tracking System Distribution Partner

VANCOUVER, British Columbia and NEW YORK, NY – May 2, 2008 – Current Technology Corporation (OTCBB: CRTCF) and MSGI Security Solutions Inc. (OTCBB: MSGI) today announced Texas-based Celevoke, Inc. (“Celevoke”) has appointed The Real Security Company Ltd. (“TRSC”) of Kelowna, British Columbia a distribution channel partner. “TRSC has invested years in time and energy in a thorough analysis of the market for Telematics solutions,” stated Celevoke Vice-president Brian Allen,  “and has targeted a number of very significant verticals for distribution of products to be marketed under its EYE ON™ brand. TRSC has joined forces with Diverse Technologies Corp. (“DTC”) to introduce its products to the pupil transportation industry.”

According to the National Association For Pupil Transportation, pupil transportation is a $16 billion industry of over 475,000 people transporting more than 24 million children every school day, on over 450,000 school buses in the United States.

TRSC CEO Eldon Heppner said, “After years of reviewing numerous GPS technologies, we have determined the Celevoke platform is the best to use in launching the EYE ON™ to a number of significant markets, and are pleased to announce we will be launching our pupil transportation initiative in concert with DTC this month. DTC has years of experience solving security issues in a myriad of industries, so we are particularly well positioned to generate rapid sales in this important market.”

About The Real Security Company

The Real Security Company™ (TRSC™) is a global multi-divisional company diverse in product offerings. At the core, TRSC™  provides a complete line of residential and business theft deterrent / prevention safety  products for the automotive, motorbike, marine, military and industrial sectors. For more information please go to www.TheRealSecurityCompany.com and www.GPSfor2007.com .

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Telematics (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly via telecommunication devices. Celevoke has integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control and protect a wide variety of asset classes. Examples include people, automobiles and trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. In 2005, Celevoke acquired the assets of San Francisco based Televoke, Inc.; a telematics pioneer backed by Softbank Venture Capital, Cardinal Venture Capital, W.I. Harper Group and others, representing more than $15 million in funding. These assets provided the foundation for Celevoke’s development of patented technology utilized today by Celevoke’s many clients.

The news release contains forward-looking statements concerning the Company’s business operations, and financial performance and condition. When used in the news release the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause such differences include but are not limited to technological change, regulatory change, the general health of the economy and competitive factors. Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements.

Contact:

CORPORATE:

Current Technology Corporation

Robert Kramer, 1-800-661-4247

or

MSGI Security Solutions

Jeremy Barbera, 1-917-339-7134

or

INVESTOR RELATIONS:

Polestar Communications

Richard Hannon, 1-866-858-4100

or

Piedmont IR, LLC

Keith Fetter or Darren Bankston

678-455-3696